Exhibit 23.2

                              CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement dated February 27, 1995 (Form S-8) of Crown Central Petroleum Corporation and subsidiaries pertaining to the Crown Central Petroleum Corporation Employees Supplemental Savings Plan of our report dated February 24, 1994, with respect to the consolidated financial statements and schedules of Crown Central Petroleum Corporation and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 1993 filed with the Securities and Exchange Commission.



               Ernst & Young LLP

February 27, 1995